STATE BANK OF INDIA

NEW YORK BRANCH
460 PARK AVENUE • NEW YORK, N.Y. 10022

Telephone: (212) 521-3200
Fax: (212) 521-3364
Telex: 236305 SBNY UR
Swift: SBINUS33

Cadista Pharmaceuticals Inc
207, Kiley Drive, Salisbury
Maryland 21801.

Kind Attn: Mr. Kamal Mandan
Fax : 410-860-8719

NYB/CBD/11-12/

September 30th, 2011.

Dear Sir,

CREDIT FACILTIES

With reference to the credit facilities availed by you from the Branch, the working capital line of credit of USD 6.50 Million has been approved for continuation for a further period of 6 months from the date of expiry of last approval i.e., up to March 21st 2012. The processing charges @ 1 % of the working capital line of credit for six months i.e. USD 32,500.00 are payable by you on account of extension of credit facilities to you.

The terms and conditions relating to the working capital facility will remain unchanged as advised to you vide our earlier letters Nos NYB/ CBD/ 2010-11/ 465 dated October 27th, 2010 and letter No NYB/ CBD/ 2011-12/ 73 dated May 10th, 2011.

The terms and conditions detailed in the credit agreement or other legal documents executed earlier will remain unchanged for the present. Please return a duplicate copy of this letter duly signed on behalf of the Company and the guarantors in token of your acceptance.

Yours truly,

Vice President & Head (Credit)

Accepted
Mandan
October 6, 2011
(KAMAL MANDAN)
JUBILANT CADISTA PHARMACEUTICALS INC.

STATE BANK OF INDIA

NEW YORK BRANCH
460 PARK AVENUE • NEW YORK, N.Y. 10022

Telephone: (212) 521-3200
Fax: (212) 521-3364
Telex: 236305 SBNY UR
Swift: SBINUS33

NYB/CBD/2011-12/73
10th May 2011.

Cadista Pharmaceuticals Inc
207, Kiley Drive, Salisbury
Maryland 21801
Tel: 1 410 860 8500

Kind Attn: Mr. Kamal Mandan
Fax : 410-860-8719

ADVANCES : CADISTA PHARMACEUTICALS INC
RENEWAL OF WORKING CAPITAL LOAN (DEMAND LOAN)

With reference to your e-mail dated May 9, 2011, we have to advise that the credit facilities granted to the company were renewed with enhancement as advised vide our letter No NYB/CBD/2010-11/465 dated October 27th, 2010.

In this connection we have to advise that as the amendment documentation giving effect to the enhancement has not been completed, the approval for enhancement has lapsed. However, the existing credit facilities as per table hereinbelow are continued/ rolled over at the same level for a maximum period of upto one year from the date of approval by the Bank i.e. upto Sept 21, 2011 and shall continue to be governed as per the existing documentation.

(In USD Mn)

FACILITY	LIMIT
Term Loan (Original Limit 5.00 mn)	*0.625
Working Capital Loan (Demand Loan)	6.500
TOTAL INDEBTEDNESS	7.125

* Present outstanding

Yours sincerely,

VICE PRESIDENT & HEAD (CREDIT)